As filed with the Securities and Exchange Commission on August 24, 2026

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

WSFS FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	22-2866913
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

500 Delaware Avenue
Wilmington, DE 19801
(302) 792-6000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Rodger Levenson
President and Chief Executive Officer
500 Delaware Avenue
Wilmington, DE 19801
(302) 792-6000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Michael P. Reed
Skadden, Arps, Slate, Meagher & Flom LLP
One Manhattan West
New York, NY 10001
(212) 735-3000

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

PROSPECTUS

WSFS Financial Corporation

Senior Debt Securities
Subordinated Debt Securities
Preferred Stock
Depositary Shares
Common Stock
Warrants
Stock Purchase Contracts
Units

We may offer and sell from time to time, in one or more series, our senior and subordinated debt securities, shares of our preferred stock, depositary shares, shares of our common stock, warrants to purchase other securities, stock purchase contracts, or units consisting of a combination of two or more of these securities. The securities listed above may be offered by us and/or may be offered and sold, from time to time, together or separately, in one or more offerings, by one or more selling stockholders to be identified in the future. The securities we may offer may be convertible into or exchangeable for other securities. Each time we offer any securities pursuant to this prospectus, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the securities being offered and the specific manner in which they may be offered. You should read this prospectus, the information incorporated by reference in this prospectus, the applicable prospectus supplement, including any information incorporated by reference therein, and any applicable free writing prospectus carefully before you invest in the securities described in the applicable prospectus supplement.

Our common stock is listed on the Nasdaq Stock Market and trades under the ticker symbol “WSFS.”

We may offer and sell these securities to or through one or more underwriters, dealers and agents, directly to purchasers or through a combination of these methods, on a continuous or delayed basis from time to time. The names of any underwriters, dealers or agents involved in the distribution of our securities, their compensation and any option they hold to acquire additional securities will be described in the applicable prospectus supplement. Net proceeds from the sale of securities will be set forth in the applicable prospectus supplement.

This prospectus may not be used to sell securities unless accompanied by the applicable prospectus supplement. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement.

Investing in our securities involves certain risks. See “Risk Factors” beginning on page 7 of this prospectus and contained in our most recent Annual Report on Form 10-K and in each subsequently filed Quarterly Report on Form 10-Q, which are incorporated herein by reference, as well as any risk factors included in, or incorporated by reference into, the applicable prospectus supplement, to read about factors you should consider before buying any securities issued by us.

These securities are not savings accounts, deposits or other obligations of any of our bank and non-bank subsidiaries and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

None of the United States Securities and Exchange Commission, any state securities commission, the Federal Deposit Insurance Corporation, the Board of Governors of the Federal Reserve System, the Office of the Comptroller of the Currency or any other regulatory body has approved or disapproved of these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 24, 2026.

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the United States Securities and Exchange Commission (the “SEC”), as a “well-known seasoned issuer,” as defined under Rule 405 under the Securities Act of 1933 (the “Securities Act”). Under this automatic shelf registration statement, we may offer and sell from time to time, separately or together, any combination of senior debt securities, subordinated debt securities, preferred stock, depositary shares, common stock, warrants, stock purchase contracts and units in one or more offerings up to an indeterminate aggregate dollar amount. The debt securities, preferred stock, warrants, stock purchase contracts and units may be convertible into, or exercisable or exchangeable for, common or preferred stock or other securities issued by us.

Each time we and/or one or more selling stockholders offer and sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.” We may also prepare free writing prospectuses that describe particular securities. Any free writing prospectus should also be read in connection with this prospectus and with any prospectus supplement referred to therein. For purposes of this prospectus, any reference to an applicable prospectus supplement may also refer to a free writing prospectus, unless the context otherwise requires. Unless otherwise indicated or the context requires otherwise, references to “we,” “us,” “our,” “WSFS,” “registrant” or similar terms are to WSFS Financial Corporation, a Delaware corporation, and its subsidiaries.

The registration statement of which this prospectus forms a part, including the exhibits to the registration statement, contains additional information about us and the securities offered under this prospectus. The registration statement can be obtained from the SEC’s website, www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.wsfsbank.com. The reference to our website is not intended to be an active link and the information on, or that can be accessed through, our website is not, and you must not consider the information to be, a part of this prospectus or any other filings we make with the SEC.

The distribution of this prospectus and any applicable prospectus supplement and the offering of the securities in certain jurisdictions may be restricted by law. Persons who obtain this prospectus and any applicable prospectus supplement should inform themselves about, and observe, any such restrictions. This prospectus and any applicable prospectus supplement do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not permitted or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

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WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public on the SEC’s website at www.sec.gov.

The SEC allows us to “incorporate by reference” into this prospectus the information in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference, by making future filings with the SEC, the information incorporated by reference into this prospectus is considered to be automatically updated and superseded. In other words, in all cases, if you are considering whether to rely on information contained in this prospectus or information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later. We incorporate by reference (other than any information furnished to, rather than filed with, the SEC, unless expressly stated otherwise therein) the documents listed below, which are considered to be a part of this prospectus:

•	our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 2, 2026 (including the portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 2, 2026, incorporated by reference therein);
•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, filed with the SEC on May 4, 2026;
•	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2026, filed with the SEC on August 5, 2026;
•	our Current Reports on Form 8-K (other than any items, exhibits or portions thereof furnished to, rather than filed with, the SEC), filed with the SEC on March 11, 2026, May 19, 2026, and July 23, 2026; and
•	the description of our common stock, par value $0.01 per share, contained in Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on March 2, 2020, including any amendment or report filed with the SEC for the purpose of updating such description.

All reports and other documents we subsequently file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until our offering is completed will also be incorporated by reference into this prospectus and deemed to be part hereof (other than any information furnished to, rather than filed with, the SEC, unless expressly stated otherwise therein). The most recent information that we file with the SEC automatically updates and supersedes older information. The information contained in any such filing will be deemed to be a part of this prospectus commencing on the date on which the document is filed.

Any documents incorporated by reference into this prospectus are available without charge to you on the Internet at www.wsfsbank.com or upon written or oral request by contacting Investor Relations, WSFS Financial Corporation, WSFS Bank Center, 500 Delaware Avenue, Wilmington, Delaware 19801, (302) 792-6000. The reference to our website is not intended to be an active link and the information on, or that can be accessed through, our website is not, and you must not consider the information to be, a part of this prospectus or any other filings we make with the SEC.

Neither we nor any underwriter or agent have authorized anyone else to provide you with additional or different information. We may only use this prospectus to sell securities if it is accompanied by a prospectus supplement. We are only offering these securities in jurisdictions where the offer is permitted. You should not assume that the information in this prospectus or the applicable prospectus supplement or any document incorporated by reference is accurate as of any date other than the dates of the applicable documents.

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FORWARD-LOOKING STATEMENTS

Certain statements included or incorporated by reference in this prospectus and each prospectus supplement contain estimates, predictions, opinions, projections and other “forward-looking statements” as that phrase is defined in the Private Securities Litigation Reform Act of 1995. Such statements include, without limitation, references to our predictions or expectations of future business or financial performance as well as our goals and objectives for future operations, financial and business trends, business prospects and management’s outlook or expectations for earnings, revenues, expenses, capital levels, liquidity levels, asset quality or other future financial or business performance, strategies or expectations. The words “believe,” “expect,” “anticipate,” “plan,” “estimate,” “target,” “project” and similar expressions, among others, generally identify forward-looking statements. Such forward-looking statements are based on various assumptions (some of which may be beyond our control) and are subject to risks and uncertainties (which change over time) and other factors which could cause actual results to differ materially from those currently anticipated. Such risks and uncertainties include, but are not limited to:

•	difficult market conditions and unfavorable economic trends in the United States generally and in financial markets, particularly in the markets in which we operate and in which our loans are concentrated, including difficult and unfavorable conditions and trends related to housing markets, costs of living, unemployment levels, interest rates, supply chain issues, inflation, and economic growth;
•	possible additional loan losses and impairment of the collectability of loans;
•	the credit risk associated with the substantial amount of commercial real estate, commercial and industrial, and construction and land development loans in our loan portfolio;
•	our level of nonperforming assets and the costs associated with resolving problem loans including litigation and other costs and complying with government-imposed foreclosure moratoriums;
•	changes in market interest rates, which may increase funding costs and reduce earning asset yields and thus reduce margin;
•	the impact of changes in interest rates and the credit quality and strength of underlying collateral and the effect of such changes on the market value of our investment securities portfolio, which could impact market confidence in our operations;
•	the extensive federal and state regulation, supervision and examination governing almost every aspect of our operations, and potential expenses associated with complying with such regulations;
•	our ability to comply with applicable capital and liquidity requirements, including our ability to generate liquidity internally or raise capital on favorable terms;
•	the impacts related to or resulting from bank failures and other economic industry volatility, including potential increased regulatory requirements and costs and potential impacts to macroeconomic conditions;
•	changes in trade, monetary and fiscal policies and stimulus programs, laws and regulations and other activities of governments, agencies, and similar organizations, and the uncertainty of the short- and long-term impacts of such changes;
•	any impairments of our goodwill or other intangible assets;
•	the success of our growth plans across our WSFS Bank, Cash Connect® and/or Wealth and Trust segments;
•	our ability to successfully integrate and fully realize the cost savings and other benefits of our acquisitions, manage risks related to business disruption following those acquisitions, and post-acquisition Client acceptance of our products and services and related Client disintermediation;
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•	negative perceptions or publicity with respect to us generally and, in particular, our trust and wealth management business;
•	failure of the financial and/or operational controls of our Cash Connect® and/or Wealth and Trust segments;
•	adverse judgments or other resolution of pending and future legal proceedings, and cost incurred in defending such proceedings;
•	our reliance on third parties for certain important functions, including the operation of our core systems, and any failures by such third parties;
•	system failures or cybersecurity incidents or other breaches of our network security, particularly given remote working arrangements;
•	any actual or perceived failure or deficiency in the use of artificial intelligence by us or third-party vendors or service providers;
•	our ability to recruit and retain key Associates;
•	the effects of weather, including climate change, and natural disasters such as floods, droughts, wind, tornadoes, wildfires and hurricanes as well as effects from geopolitical instability, armed conflicts, public health crises and man-made disasters including terrorist attacks;
•	the effects of regional or national civil unrest (including any resulting branch or ATM closures or damage);
•	possible changes in the speed of loan prepayments by our Clients and loan origination or sales volumes;
•	possible changes in market valuations and/or the speed of prepayments of mortgage-backed securities (MBS) due to changes in the interest rate environment and the related acceleration of premium amortization on prepayments in the event that prepayments accelerate;
•	regulatory limits on our ability to receive dividends from our subsidiaries and pay dividends to our stockholders;
•	any reputation, credit, interest rate, market, operational, litigation, legal, liquidity, regulatory and compliance risk resulting from developments related to any of the risks discussed above;
•	any compounding effects or unexpected interactions of the risks discussed above; and
•	other risks and uncertainties, including those discussed in our Annual Report on Form 10-K for the year ended December 31, 2025, Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, Quarterly Report on Form 10-Q for the quarter ended June 30, 2026 and in other documents filed by us with the SEC from time to time.

We caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made. We disclaim any duty to revise or update any forward-looking statement, whether written or oral, that may be made from time to time by us or on our behalf for any reason, except as specifically required by law.

Additional information regarding important factors that could cause actual results to differ, perhaps materially, from those in our forward-looking statements is contained under “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, which is incorporated in this prospectus by reference, as updated by our Annual or Quarterly Reports for subsequent fiscal years or fiscal quarters that we file with the SEC and that are so incorporated (and in any of our other documents with the SEC that are so incorporated). See “Where You Can Find More Information” above for information about how to obtain a copy of these documents.

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THE COMPANY

WSFS Financial Corporation is a savings and loan holding company headquartered in Wilmington, Delaware. Substantially all of our assets are held by our subsidiary, Wilmington Savings Fund Society, FSB (“WSFS Bank” or the “Bank”), one of the ten oldest bank and trust companies in the United States continuously operating under the same name. As a federal savings bank that was formerly chartered as a state mutual savings bank, WSFS Bank enjoys a broader scope of permissible activities than most other financial institutions. With $22.7 billion in assets and $101.7 billion in assets under management (AUM) and assets under administration (AUA) at June 30, 2026, WSFS Bank is the oldest and largest locally-managed bank and trust company headquartered in the Greater Philadelphia and Delaware region.

A fixture in the community, WSFS Bank has been in operation for more than 193 years. In addition to its focus on stellar client experiences, WSFS Bank has continued to fuel growth and remain a leader in our community. We are a relationship-focused and locally-managed community banking and wealth management franchise, complemented by nationwide businesses. Our Mission and Strategy of “We Stand for Service®” is our foundation and drives our purpose. Our Associates are our main competitive advantage and focus on exceeding Client expectations, delivering stellar experiences and building client advocacy. As of June 30, 2026, we serviced our Clients primarily from our 114 offices located in Pennsylvania (58), Delaware (38), New Jersey (14), Florida (2), Nevada (1) and Virginia (1), our ATM network, our website at www.wsfsbank.com and our mobile app.

Our common stock is listed on the Nasdaq Stock Market under the symbol “WSFS.” Our principal executive office is located at 500 Delaware Avenue, Wilmington, Delaware, 19801, and our main telephone number is (302) 792-6000.

Additional information about us and our subsidiaries is included in the documents incorporated by reference in this prospectus. See “Where You Can Find More Information.”

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RISK FACTORS

Investing in securities issued by us involves certain risks. Before you invest in any securities issued by us, in addition to the other information included in, or incorporated by reference into, this prospectus, as well as the information contained in any applicable prospectus supplement, you should carefully consider the risk factors contained in Part I, Item 1A under the caption “Risk Factors” and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2025, which is incorporated by reference into this prospectus, as updated by our Annual or Quarterly Reports for subsequent fiscal years or fiscal quarters that we file with the SEC and that are so incorporated. See “Where You Can Find More Information” for information about how to obtain a copy of these documents. You should also carefully consider the risks and other information that may be contained in, or incorporated by reference into, any prospectus supplement relating to specific offerings of securities. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also materially and adversely affect our business, financial condition and results of operations.

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SECURITIES WE MAY OFFER

We may use this prospectus to offer securities in one or more offerings. A prospectus supplement, which we will provide each time we offer securities, will describe the amounts, prices and detailed terms of the securities and may describe risks associated with an investment in the securities. We will also include in the prospectus supplement, where applicable, information about material United States federal income tax considerations relating to the securities. Terms used in this prospectus will have the meanings described in this prospectus unless otherwise specified. The securities of each class as described in this prospectus may also be offered and sold, from time to time, by one or more selling security holders to be identified in the future.

We may sell the securities to or through underwriters, dealers or agents or directly to purchasers. We, as well as any agents acting on our behalf, reserve the sole right to accept or to reject in whole or in part any proposed purchase of our securities. Each prospectus supplement will set forth the names of any underwriters, dealers or agents involved in the sale of our securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them.

This prospectus may not be used to sell securities unless accompanied by the applicable prospectus supplement.

Common Stock

We may sell our common stock, par value $0.01 per share. In a prospectus supplement, we will describe the aggregate number of shares offered and the offering price or prices of the shares of our common stock.

Preferred Stock and Depositary Shares

We may sell shares of our preferred stock in one or more series, par value $0.01 per share. In a prospectus supplement, we will describe the specific designation, the aggregate number of shares offered, the dividend rate or manner of calculating the dividend rate, the dividend periods or manner of calculating the dividend periods, the ranking of the shares of the series with respect to dividends, liquidation and dissolution, the stated value of the shares of the series, the voting rights of the shares of the series, if any, whether and on what terms the shares of the series will be convertible or exchangeable, whether and on what terms we can redeem the shares of the series, whether we will offer depositary shares representing shares of the series and if so, the fraction or multiple of a share of preferred stock represented by each depositary share, whether we will list the preferred stock or depositary shares on a securities exchange and any other specific terms of the series of preferred stock.

Senior and Subordinated Debt Securities

We may offer debt securities in one or more series, which may be senior debt securities or subordinated debt securities and which may be convertible into another security. The following description briefly sets forth certain general terms and provisions of the debt securities. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which the following general terms and provisions may apply to the debt securities, will be described in an accompanying prospectus supplement. We will provide a prospectus supplement that describes the ranking, whether senior or subordinated, the level of seniority or subordination (as applicable), the specific designation, the aggregate principal amount, the purchase price, the maturity, the redemption terms, the interest rate, the trustee or manner of calculating the interest rate, the time of payment of interest, if any, the terms for any conversion or exchange, including the terms relating to the adjustment of any conversion or exchange mechanism, the listing, if any, on a securities exchange and any other specific terms of the notes.

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We will issue the debt securities under an indenture that we will enter into with the trustee named in the indenture. The applicable indenture will be qualified under the Trust Indenture Act of 1939. We have filed a Senior Debt Indenture, dated as of August 27, 2012, between us and U.S. Bank National Association, as Trustee and a form of subordinated indenture as exhibits to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered may be filed with the SEC in connection with our offering of debt securities. The debt securities we offer may be guaranteed by certain of our subsidiaries, and the aggregate principal amount that may be issued under the indenture is unlimited. In addition to the terms described above, the prospectus supplement for each series may also address authorized denominations, currency of payment, transferability restrictions, security interests, applicable covenants, events of default, sinking fund or amortization obligations, and any special rights granted to holders upon specified events. The prospectus supplement will also describe the guarantors of each series and the extent of their guarantees, including provisions relating to seniority, subordination, and release. Investors are advised to read the summary, any accompanying prospectus supplement, and the full provisions of the indenture before investing.

Guarantees

We may issue guarantees of indebtedness issued by our subsidiaries.

Warrants

We may sell warrants to purchase our senior notes, subordinated notes, junior subordinated notes, shares of preferred stock, shares of our common stock or units. In a prospectus supplement, we will inform you of the exercise price and other specific terms of the warrants, including whether our or your obligations, if any, under any warrants may be satisfied by delivering or purchasing the underlying securities or their cash value.

Purchase Contracts

We may issue purchase contracts, including purchase contracts issued as part of a unit with one or more other securities, for the purchase or sale of our senior notes, subordinated notes, junior subordinated notes, preferred stock, depositary shares or shares of our common stock.

Units

We may sell any combination of one or more of the other securities described in this prospectus, together as units. In a prospectus supplement, we will describe the particular combination of securities constituting any units and any other specific terms of the units.

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SELLING SECURITYHOLDERS

Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the SEC under the Exchange Act which are incorporated by reference into this prospectus.

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PLAN OF DISTRIBUTION

We or the selling securityholders may sell the securities being offered hereby in one or more of the following ways from time to time:

•	to underwriters for resale to purchasers;
•	directly to purchasers;
•	through agents or dealers to purchasers; or
•	through a combination of any of these methods.

In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and any accompanying prospectus supplement. If so, the third parties may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and any accompanying prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and any accompanying prospectus supplement.

We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in a prospectus supplement. The prospectus supplement will include the following information, if applicable:

•	the terms of the offering;
•	the names of any underwriters, dealers or agents;
•	the name or names of any managing underwriter or underwriters;
•	the purchase price of the securities;
•	the net proceeds from the sale of the securities;
•	any delayed delivery arrangements;
•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;
•	any offering price to the public;
•	any discounts or concessions allowed or reallowed or paid to dealers; and
•	any commissions paid to agents.

Electronic auctions

We and any selling securityholders may also make sales through the Internet or through other electronic means. Since we and the selling securityholders may from time to time elect to offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, utilizing the Internet or other forms of electronic bidding or ordering systems for the pricing and allocation of such securities, you should pay particular attention to the description of that system we will provide in a prospectus supplement.

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Such electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms and conditions at which such securities are sold. These bidding or ordering systems may present to each bidder, on a so-called “real-time” basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, prorated or rejected. Of course, many pricing methods can and may also be used.

Upon completion of such an electronic auction process, securities will be allocated based on prices bid, terms of bid or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet or other electronic bidding process or auction.

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USE OF PROCEEDS

We intend to use the net proceeds from the sales of the securities in the manner and for the purposes set forth in the applicable prospectus supplement, which may include general corporate purposes.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP. If legal matters are passed upon for the underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement relating to such offering.

EXPERTS

Our consolidated financial statements as of December 31, 2025 and 2024, and for each of the years in the three-year period ended December 31, 2025, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2025 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

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PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.     Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses payable by us in connection with the sale and distribution of the securities being registered hereby.

	Amount to be paid
SEC registration fee		$(1)
Legal fees and expenses		$(2)
Accounting fees and expenses		$(2)
Printing fees		$(2)
Trustee and depositary fees and expenses		$(2)
Blue sky fees and expenses		$(2)
Rating agency fees		$(2)
Listing fees and expenses		$(2)
Miscellaneous		$(2)
Total		$(2)

(1)	Fee is being deferred pursuant to Rules 456(b) and 457(r) under the Securities Act of 1933.
(2)	These fees and expenses are calculated based on the number of issuances in applicable offerings and amount of securities offered and, accordingly, cannot be estimated at this time.

Item 15.     Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporate Law (the “DGCL”) grants each corporation organized thereunder the power to indemnify any person who is or was a director, officer, employee or agent of a corporation or enterprise against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of being or having been in any such capacity, if he or she acted in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 102(b)(7) of the DGCL enables a corporation in its certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director or officer to the corporation or its stockholders of monetary damages for violations of the directors’ or officers’ fiduciary duty, except (i) for any breach of the director’s or officer’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) with respect to directors, pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions), (iv) for any transaction from which a director or officer derived an improper personal benefit, or (v) with respect to officers, in any action by or in the right of the corporation.

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Consistent with the laws of the State of Delaware, Article NINTH of the amended and restated certificate of incorporation (the “WSFS Charter”) of WSFS Financial Corporation (“WSFS”) and Article X of the amended and restated bylaws of WSFS (the “WSFS Bylaws”) provide that each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (referred to as a proceeding), by reason of the fact that he or she is or was a director or an officer of WSFS or is or was serving at the request of WSFS as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (referred to as indemnitee), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by WSFS to the fullest extent authorized by the DGCL against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided that, except with respect to proceedings to enforce rights to indemnification described below, WSFS shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the WSFS board of directors. The directors of Wilmington Savings Fund Society, FSB and all officers thereof shall be deemed to be serving at the request of WSFS as such directors and officers.

The right to indemnification shall include advancement of expenses to defend such proceeding; provided, that, if the DGCL requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer shall be made only upon delivery to WSFS of an undertaking, by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses under Article NINTH of the WSFS Charter or Article X of the WSFS Bylaws or otherwise. The rights to indemnification and to the advancement of expenses shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee’s heirs, executors and administrators.

If a claim is not paid in full by WSFS after a written claim has been received by WSFS, the indemnitee may at any time thereafter bring suit against WSFS to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by WSFS to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall also be entitled to be paid the expense of prosecuting or defending such suit. The rights to indemnification and to the advancement of expenses shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the WSFS Charter, the WSFS bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

WSFS may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of WSFS or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not WSFS would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Additionally, Article TENTH of the WSFS Charter states that a director of WSFS shall not be personally liable to WSFS or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to WSFS or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the DGCL, or (4) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended after approval by the stockholders of this Article to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of WSFS shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

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Item 16.      Exhibits

Exhibits Number	Description
1.1	Form of Underwriting Agreement.*
3.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of WSFS Financial Corporation’s Annual Report on Form 10-K for the year ended December 31, 2019).
3.2	Amended and Restated Bylaws of WSFS Financial Corporation (incorporated by reference to Exhibit 3.1 of WSFS Financial Corporation’s Current Report on Form 8-K filed on February 28, 2023).
4.1	Senior Debt Indenture, dated as of August 27, 2012, between WSFS Financial Corporation and U.S. Bank National Association, as Trustee (incorporated by reference to Exhibit 4.1 to WSFS Financial Corporation’s Registration Statement on Form 8-A filed with the SEC on August 27, 2012, File No. 001-35638).
4.2	Form of Subordinated Debt Indenture.**
4.3	Form of Senior Debt Security (included in Exhibit 4.1).
4.4	Form of Subordinated Debt Security (included in Exhibit 4.2).
4.5	Form of Preferred Stock Certificate.*
4.6	Form of Depositary Agreement and Certificate.*
4.7	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to WSFS Financial Corporation’s Registration Statement on Form S-3 filed on June 9, 2010, File No. 333-167404).
4.8	Form of Warrant Agreement and Certificate.*
4.9	Form of Stock Purchase Contract Agreement.*
4.10	Form of Unit Agreement and Unit Certificate.*
5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.**
23.1	Consent of KPMG LLP, WSFS Financial Corporation’s independent registered public accounting firm.**
23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).**
24.1	Powers of attorney (included on the signature pages herewith).**
25.1	Statement of Eligibility and Qualification of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association, as trustee under the Senior Debt Indenture.**
25.2	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association, as trustee under the Subordinated Debt Indenture.**
107	Filing Fee Table**

*	To be filed as an exhibit to a Current Report on Form 8-K and incorporated by reference or by post-effective amendment to this registration statement.
**	Filed herewith.

Item 17.     Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)           To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)          To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)         To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; and

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(iv)         provided, however, that the undertakings set forth in paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(1)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(2)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(3)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)           Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)          Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(4)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)           Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)          Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by such undersigned registrant;

(iii)         The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)        Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

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(5)	That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(6)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.
(7)	To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Trust Indenture Act.
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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmington, State of Delaware, on August 24, 2026.

WSFS Financial Corporation

By:	/s/ Rodger Levenson
Name:	Rodger Levenson
Title:	Chairman, President and Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each of the persons whose signature appears below appoints and constitutes Rodger Levenson and David Burg, and each of them, as his or her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute any and all amendments (including post-effective amendments) to the within registration statement (as well as any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(e) under the Securities Act of 1933), and to file the same, together with all exhibits thereto and all other documents in connection therewith, with the U.S. Securities and Exchange Commission and such other agencies, offices and persons as may be required by applicable law, granting unto each said attorney-in-fact and agent, each acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, each acting alone, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on the 24th day of August, 2026 by the following persons in the capacities indicated.

Signature	Title

/s/ Rodger Levenson	Chairman, President, Chief Executive Officer, and Director
Rodger Levenson	(principal executive officer)

/s/ David Burg	Executive Vice President and Chief Financial Officer
David Burg	(principal financial and accounting officer)

/s/ Anat Bird
Anat Bird	Director

/s/ Francis B. Brake
Francis B. Brake	Director

/s/ Karen Dougherty Buchholz
Karen Dougherty Buchholz	Director

/s/ Jennifer W. Davis
Jennifer W. Davis	Director

/s/ Michael J. Donahue
Michael J. Donahue	Director

/s/ Eleuthère I. du Pont
Eleuthère I. du Pont	Director

/s/ Christopher T. Gheysens
Christopher T. Gheysens	Director

/s/ Michelle Hong
Michelle Hong	Director

/s/ Lynn B. McKee
Lynn B. McKee	Director

/s/ David G. Turner
David G. Turner	Director
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